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                                                                   Exhibit 10(v)

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, made as of this 1st day of October, 1998, by and between OMNICORDER TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 25 E. Loop Road, Stony Brook, New York 11790 (the "Company") and Kevin B McQuade, an individual residing at 4 Applewood Drive, Hopewell, NJ 08525 (the "Executive").


                              W I T N E S S E T H:


         WHEREAS, the Company desires to employ the Executive as the Chief Financial Officer and wishes to acquire and be assured of Executive's continued services on the terms and conditions hereinafter set forth;

         WHEREAS, the Executive desires to be employed by the Company as the Chief Financial Officer and to perform and to serve the Company on the terms and conditions hereinafter set forth; and

         NOW THEREFORE, in consideration of the mutual terms, covenants, agreements and conditions hereinafter set forth, the Company and the Executive hereby agree as follows:

         1. Employment. The Company hereby employs the Executive to serve as an executive of the Company, and the Executive hereby accepts such employment with the Company, for the period set forth in Section 2 hereof. The Executive's principal place of employment shall be at the Company's offices in Stony Brook, New York, or at such other location as shall be mutually acceptable to the Executive and the Company (it being understood that an office in New York, Nassau or Suffolk County shall be acceptable to the Executive). The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position.

         2. Term. Unless earlier terminated as provided in this Agreement, the initial period of employment shall be in a part time capacity in which the Executive shall dedicate not less than eighty hours per month in the service of the Company and the term of the Executive's employment under this Agreement shall be a period beginning as of October 1, 1998 (the "First Engagement Date") and ending six months thereafter (such period or, if the Executive's employment hereunder is earlier terminated, such shorter period, being hereinafter called the "Preliminary Employment Term). Upon the successful completion of financing within the Preliminary Employment Term which provides minimum net proceeds to the Company of $4 million, the Executive's capacity shall then change to full-time. The term of Executive's full-time employment under these


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circumstances shall be a period of twelve months from commencement of full-time employment (such period or, if the Executive's employment hereunder is earlier terminated, such shorter period, being hereinafter called the "Employment Term"). Renewal of this Agreement after the Employment Term shall be subject to mutual agreement, in writing, of the Company and Executive, entered into within 60 days prior to the end of the Employment Term. If this Agreement is renewed one or more times, each renewal period shall then be referred to as the Employment Term.

         3. Duties and Authority.

              (a) Duties. The Executive shall be employed as the Chief Financial Officer of the Company, shall faithfully and competently perform such duties at such times and places and in such manner as the Board may from time to time reasonably direct. Except or as otherwise may be approved in advance by the Board, and except during vacation periods and reasonable periods of absence due to sickness, personal injury, family leave as permitted by law, or other disability, the Executive shall devote Executive's full time throughout the Employment Term to the services required of Executive hereunder. Executive shall render Executive's services exclusively to the Company during the Employment Term and shall use Executive's best efforts, judgment and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of Executive's position.

              (b) Authority. The Executive shall have all the usual and necessary authority, duties and responsibilities of a Chief Financial Officer, in the operation of the Company's business, subject to the supervision and authority of the Board.

              (c) Board Membership. The Company will use its best efforts to cause Executive to be appointed as a Director upon the commencement of the Preliminary Employment Term, and to be nominated as a Director of the Company at each Annual Meeting of shareholders throughout the Employment Term.

         4. Salary

              (a) Salary. In consideration of the services the Executive renders to the Company hereunder, the Company shall pay the Executive a salary at an annual rate of $60,000 during the Preliminary Employment Term and a salary at an annual rate of $120,000 during the Employment Term, payable in regular intervals in accordance with the Company's payroll practices, subject to upward adjustment as the Board or any compensation committee thereof may deem appropriate. The Executive shall also be eligible for annual bonuses, as the Board or any compensation committee thereof may deem appropriate. Upon termination of this Agreement, except if the Company attempts to terminate this Agreement without

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Cause (as defined in Paragraph 7), payments made pursuant to this section shall cease; provided, however, that the Executive shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Executive has not yet been paid. In the event the Company terminates this Agreement without "Cause" as defined in paragraph 7, the Company will pay as liquidated damages, the balance of Executive's salary and benefits (excluding stock options not yet granted or vested) for the balance of the current Employment Term.

                  Any vacation time not used by Executive during any year of the Employment Term shall be carried over to succeeding years; however, Executive will not take in excess of four continuous weeks of vacation utilizing such carried over vacation time. Payment shall be made to Executive for any unused vacation time upon the end of the Employment Term.

              (b) Withholding, Etc. The payment of any amounts hereunder shall be subject to income tax, social security and other applicable withholdings.

         5. Benefits. During the Employment Term (except as provided in subparagraph (e) below), the Executive shall be entitled to:

              (a) Participate in all executive fringe benefits, pension, savings, life insurance, disability, stock option, profit sharing, medical, health or other welfare benefit plans that may be provided by the Company for its key executives in accordance with the provisions of any such plans, as the same may be in effect on and after the commencement of the Employment Term.

                  Executive will be granted stock options, exercisable for a term of five years from vesting, as of the commencement of the Employment Term, under the Company's 1998 Stock Option Plan or such other plan as then in effect (the "Plan") to purchase 100,000 shares of Common Stock at a price per share equal to the price per share of the Company's initial public offering or the first financing triggering the commencement of the Employment Term (which, in the case of securities convertible into, or exercisable for, Common Stock, shall be equal to such conversion or exercise price), as the case may be. Such grant will vest in installments as follows: (i) 25% upon the commencement of the Employment Term; and (ii) 25% on each anniversary thereafter until all options are vested, provided the Executive is still employed at the time of vesting of each such installment.

              Additionally, the Executive will be granted a bonus of additional stock options under the Plan to purchase 50,000 shares of Common Stock, exercisable for a term of five years as further provided below, if the Company's Common Stock achieves a price of at least $22 per share (as adjusted for stock splits, stock

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dividends and similar events) for a period of at least ten consecutive trading days, based on the closing trading price (the "Trading Price") of the Company's Common Stock, or if same is not reported on any exchange or quotation system on which the Company's securities trade, then based on the mean between the bid and ask price on each such trading day. If the Company's securities are not then listed or traded, then the threshold to trigger the grant and the exercise price of such options shall be based on the Company's valuation in a private financing (based on the price per share of Common Stock in such financing, or based upon the conversion or exercise price of securities convertible into or exercisable for Common Stock in such financing, as the case may be). The stock options will be granted with an exercise price equal to $22 per share, as adjusted for stock splits, stock dividends and similar events. Such options, if granted, will vest 25% on issuance and 25% annually on the anniversary of the grant of the stock option bonus, provided Executive is employed at each such vesting date. The exercise period of options granted under each such installment will be for a five year term commencing on the later of (x) or (y):

(x) is for (i) first installment - 12 months after commencement of the Employment Term; (ii) second installment - 24 months after commencement of the Employment Term; (iii) third installment - 36 months after commencement of the Employment Term; and (iv) fourth installment - 48 months after commencement of the Employment Term.
(y) is the vesting of each such installment.

         A second bonus of additional stock options under the Plan will be granted to the Executive to purchase 50,000 shares of Common Stock, exercisable for a term of five years as further provided below, if the Trading Price of the Company's Common Stock is $45 or more for a period of at least ten consecutive trading days. If the Company's securities are not then listed or traded, then the threshold to trigger the grant and the exercise price of such options shall be based on the Company's valuation in a private financing (again, based on the per share price of Common Stock in such financing or based on the conversion or exercise price of securities convertible into or exercisable for Common Stock, as the case may be). The stock options will be granted at an exercise price of $45 per share, subject to adjustment for stock splits, stock dividends and similar events. Such options, if granted, will vest 25% on issuance and 25% annually on the anniversary of the grant of the stock option bonus, provided Executive is employed at each such vesting date. The exercise period of each such installment will be for a five year term commencing on the later of (x) or
(y):

(x) is for (i) first installment - 24 months after commencement of the Employment Term; (ii) second installment - 36 months after commencement of the Employment Term; (iii) third installment - 48

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months after commencement of the Employment Term; and (iv) fourth installment -
60 months after commencement of the Employment Term.
(y) is the vesting of each such installment.

              The number of shares subject to options and the exercise prices provided herein shall be appropriately adjusted in the event of stock splits, stock dividends or similar events.

              (b) 20 annual paid vacation days in each year of employment; such vacation to be taken at a time mutually convenient to Company and the Executive;

              (c) 10 days paid sick leave and 2 paid personal days in each year of employment;

              (d) 10 days of paid holidays during each calendar year;

              (e) Reimbursement on and after the First Engagement Date for all reasonable and necessary out-of-pocket business expenses, properly receipted or otherwise documented, incurred by the Executive in the performance of Executive's duties hereunder in accordance with the Company's policies.

              6. Developments and Confidential Information. The Executive hereby covenants, agrees and acknowledges as follows:

                  (a) The Company is engaged in a continuous program of research, design, development, production, marketing and servicing with respect to its business.

                  (b) The Executive's employment hereunder creates a relationship of confidence and trust between the Executive and the Company with respect to certain information pertaining to the business of the Company and its Affiliates (as hereinafter defined) or pertaining to the business of any client or customer of the Company or its Affiliates which may be made known to the Executive by the Company or any of its Affiliates or by any client or customer of the Company or any of its Affiliates or learned by the Executive during the period of Executive's employment by the Company.

                  (c) The Company possesses and will continue to possess information that has been created, discovered or developed by, or otherwise become known to it (including, without limitation, information created, discovered or developed by, or made known to, the Executive during the period of Executive's employment or arising out of Executive's employment) or in which property rights have been or may be assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged and is treated by the Company as confidential.


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                  (d) Any and all inventions, products, discoveries,
improvements, processes, manufacturing, marketing and services methods or techniques, formulae, designs, styles, specifications, data bases, computer programs (whether in source code or object code), know-how, strategies and data, whether or not patentable or registrable under copyright or similar statutes, made, developed or created by the Executive (whether at the request or suggestion of the Company, any of its Affiliates, or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of Executive's employment by the Company which directly pertain to the business, products, or processes of the Company or any of its Affiliates (collectively hereinafter referred to as "Developments"), will be promptly and fully disclosed by the Executive to an appropriate executive officer of the Company (other than the Executive) without any additional compensation therefor, including, without limitation, all papers, drawings, models, data, documents and other material pertaining to or in any way relating to any Developments made, developed or created by Executive as aforesaid. For the purposes of this Agreement, the term "Affiliate" or "Affiliates" shall mean any person, corporation or other entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, "control" when used with respect to any person, corporation or other entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  (e) The Executive will keep confidential and will hold for the Company's sole benefit any Development which is to be the exclusive property of the Company under this Section 6 for which no patent, copyright, trademark or other right or protection is issued.

                  (f) The Executive also agrees that the Executive will not without the prior approval of the Board (i) use for Executive's benefit or disclose at any time during Executive's employment by the Company, or thereafter, except to the extent required by the performance by Executive of Executive's duties as an executive of the Company, any information known to, obtained or developed by Executive while in the employ of the Company with respect to any Developments or with respect to any customers, clients, suppliers, products, services, prices, executives, financial affairs, or methods of design, distribution, marketing, service, procurement or manufacture of the Company or any of its Affiliates, or any confidential matter, except information which at the time is generally known to the public other than as a result of disclosure by Executive not permitted hereunder, or (ii) take with Executive upon leaving the employ of the Company any document or paper

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relating to any of the foregoing or any physical property of the Company or any of its Affiliates.

                  (g) The Executive acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 6 would be inadequate and, therefore, agrees that the Company and its Affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

                  (h) The Executive agrees that upon termination of Executive's employment by the Company for any reason, the Executive shall forthwith return to the Company all documents and other property in Executive's possession or under the Executive's control belonging to the Company or any of its Affiliates.

                  (i) The Executive represents and warrants that he has terminated employment with one or more prior employers and that his employment by the Company and the use by the Company of any skills and knowledge that he may have, are not in violation of the terms of any contract that he is a party to or any other applicable provision of the law.

                  (j) The Executive represents and warrants that his performance of all the terms of this Agreement and his duties as an employee of the Company does not now and will not knowingly breach any agreement to keep in confidence confidential information acquired by him in confidence or in trust prior to his employment with the Company. The Executive further represents and warrants that he has not entered into and he will not enter into any agreement either written or oral in conflict herewith.

                  (k) Notwithstanding the foregoing, the following will not constitute confidential information for purposes of this Agreement: (i) information which is or becomes publicly available other than as a result of disclosure by the Executive; or (ii) information designated by the Company as no longer confidential.

                  (l) The Executive represents and warrants that he has not brought and will not bring with him to the Company or use in the performance of his responsibilities at the Company (a) any materials, documents or confidential information of a former employer which are not generally available to the public, unless he has obtained written authorization from the former employer for their possession and use, or (b) any confidential information which he knows or should have known has been acquired by improper means, or otherwise misappropriated from another person.


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                  (m) Without limiting the generality of Section 9 hereof, the
Executive hereby expressly agrees that the foregoing provisions of this Section 6 shall be binding upon the Executive's heirs, successors and legal representatives.

         7.  Termination.

               (a) The Executive's employment hereunder shall be terminated:

                           (i)    upon death of the Executive; or

                           (ii)   upon the Executive's inability to perform
Executive's duties on account of disability or incapacity for a period of ninety
(90) or more days, whether or not consecutive, occurring within any period of twelve (12) consecutive months, such termination to take effect on 30 days prior written notice from the Company to the Executive. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company; provided that if the Executive and the Company do not agree on a physician, they shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties; or

                           (iii)  at any time, for Cause (as hereinafter
defined), such termination to take effect immediately upon written notice from the Company to the Executive, except in case of subparagraph 7(a)(iv)(3) or (4) below, in which case termination shall only take effect after Executive has been given written notice of specifications and a reasonable opportunity to cure any matter referred to therein and same shall not be cured within such time; or

                           (iv) upon expiration of the Employment Term.

              The following actions, failures or events shall constitute "Cause" for termination within the meaning of clause (iii) above: (1) conviction of a felony, (2) acts of dishonesty or moral turpitude constituting fraud or embezzlement or otherwise materially adversely affecting the business or properties of the Company and/or its Affiliates, (3) failure by the Executive to obey the reasonable and lawful orders of the Board of Directors of the Company or (4) repeated negligence by the Executive in the performance of, or willful disregard by the Executive, of Executive's obligations hereunder. If the Executive contests, in good faith, whether termination for "Cause" is proper, said dispute shall be immediately referred to arbitration in Nassau County, New York, in accordance with provisions of Paragraph 15. Pending the resolution of such dispute, Company shall continue to pay Executive his salary and benefits. Whether Executive must return any of said

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amounts if it is ultimately determined that termination for "Cause" was proper shall be decided by the Arbitrator.

               (b) Notwithstanding anything to the contrary expressed or implied herein, except as required by applicable law, and except if the Company terminates Executive's employment without Cause, and except under the circumstances described in paragraph 8 below, the Company (and its Affiliates) shall not be obligated to make any payments to the Executive or on Executive's behalf of whatever kind or nature by reason of the Executive's cessation of employment, other than (i) such amounts, if any, of Executive's salary and bonus as shall have accrued and remained unpaid as of the date of said cessation and
(ii) such other amounts which may be then otherwise payable to the Executive from the Company's benefits plans or reimbursement policies, if any.

         8.  Non-Competition.

               (a) During the period during which Executive is employed hereunder and, at the Company's option and subject to the Company continuing to pay (except as provided in subparagraph (c) below) the Executive all salary and benefits (but not stock options) paid to him in the year preceding his termination or expiration hereof, during the one year period following such termination or expiration (the "Non-Competition Period"):

                           (i)    the Executive will not make any statement or
perform any act intended to advance an interest of any existing or prospective competitor of the Company or any of its Affiliates in any way that will or may injure an interest of the Company or any of its Affiliates in its relationship and dealings with existing or potential customers or clients, or solicit or encourage any other executive of the Company or any of its Affiliates to do any act that is disloyal to the Company or any of its Affiliates or inconsistent with the interest of the Company or any of its Affiliate's interests or in violation of any provision of this Agreement;

                           (ii)   the Executive will not solicit, divert or
take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers, dealers, distributors, representatives or accounts, or prospective clients, customers, dealers, distributors, representatives or accounts, of the Company or its Affiliates which were contacted, solicited or served by employees of the Company while the Executive was employed by the Company;

                           (iii)  the Executive will not directly or indirectly
(as a director, stockholder, officer, executive, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or own any interest in, perform any services for,

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participate in or be connected with (i) any business or organization which engages in competition with the Company or any of its Affiliates in the United States or any other geographical area where any business is presently carried on by the Company or any of its Affiliates, or (ii) any business or organization which engages in competition with the Company or any of its Affiliates in any geographical area where any business shall be hereafter, during the period of the Executive's employment by the Company, carried on by the Company or any of its Affiliates, if such business is being carried on by the Company or any of its Affiliates in such geographical area during the Non-Competition Period; and

                           (iv)   the Executive will not directly or indirectly
solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of the Company or any of its Affiliates; and

provided, however, that the provisions of this Section 8(a) shall not be deemed to prohibit the Executive's ownership of not more than five percent (5%) of the total shares of all classes of stock outstanding of any publicly held company.

               (b) (i) The Executive further agrees that the limitations set forth in this Section 8 (including, without limitation, any time or territorial limitations) are reasonable and properly required for the adequate protection of the businesses of the Company and its Affiliates. It is understood and agreed that the covenants made by the Executive in this Section 8 (and in Section 6 hereof) shall survive the expiration or termination of this Agreement.

                           (ii)   The Executive acknowledges and agrees that a
remedy at law for any breach or threatened breach of the provisions of this
Section 8 would be inadequate and, therefore, agrees that the Company and any of its Affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

               (c) (i) in the event the Executive is terminated during the Employment Term without "Cause," the Company will pay to the Executive his then current salary and benefits during the one year following such termination in order to enforce the non-compete agreement;

                           (ii)   in the event the Executive is terminated for
"Cause," he will be bound by the non-competition agreement, but

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will not be paid any amounts with respect to the one-year period after the termination of his employment;

                           (iii)  if the Executive leaves voluntarily before
the end of the Employment Term, but is not terminated by the Company, the Company will not pay the Executive any amounts, but the Executive will still be bound by the non-competition agreement for the one-year period after his departure;

                           (iv)   if the Executive finishes his initial
Employment Term, he will be paid for his non-compete for the one-year period after the expiration of the initial term; and

                           (v)    if this agreement is renewed for subsequent
terms, the above terms shall apply as if each renewal term was the original Employment Term.

         9. Non-Assignability. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, the Executive's beneficiaries, or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section 9 shall preclude the Executive from designating a beneficiary to receive any benefit payable hereunder upon the Executive's death or incapacity.

         10. Binding Effect. Without limiting or diminishing the effect of
Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns; except under no circumstances will the provisions of paragraph 8 be binding upon the Executive's heirs, successors, legal representatives or assigns.

         11. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person or sent by first class certified or registered mail, postage prepaid, if to the Company, at the Company's principal place of business, and if to the Executive, at Executive's home address set forth on the signature hereto, or to such other address or addresses as either party shall have designated in writing to the other party hereto.

         12. Severability. The Executive agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of Section 6 or 8 hereof is void or constitutes an unreasonable restriction against the Executive, such provision shall not be rendered void but shall apply to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances. If any part of this Agreement other than
Section 6 or 8 is held by a court of competent jurisdiction to be invalid, illegible or incapable of being enforced in whole or in

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part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

         13. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         14. Life Insurance. The Executive agrees that any time and from time to time during the Term, he will, at the request and at the expense of the Company, cooperate with the Company in obtaining insurance on his life up to $10,000,000 for the benefit of the Company and/or its stockholders. At the request of the Company, the Executive will take such actions and execute and deliver such documents that may be reasonably required in connection with the obtaining of such insurance. The Executive acknowledges that the Company has, and its stockholders have, an insurable interest in his life.

         15. Entire Agreement; Modifications. This Agreement constitutes the entire and final expression of the agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

         16. Governing Law and Arbitration of Disputes. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York without regard to the conflicts of law principles thereof. Any dispute arising hereunder shall be settled by arbitration in Nassau County, New York, in accordance with the rules then obtaining of the American Arbitration Association ("AAA"). One Arbitrator will be chosen by the parties who shall be an attorney experienced in labor and employment law. If the parties cannot agree on the identity of the Arbitrator, he will be appointed by the head of the AAA in Nassau County.

         17. Additional Agreements. Executive agrees that upon grant of any options to purchase the Company's Common Stock, he will sign an underwriter's lock-up letter in the form attached hereto as Exhibit A, and will otherwise abide by any restrictions, lock-ups or other limitations applicable to stockholders generally and required by the Company or any financing source or an underwriter

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conducting an offering of the Company's securities or in connection with any other transaction where same may be requested; e.g., a merger, stock swap or similar transactions.

         18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company and the Executive have duly executed and delivered this Agreement as of the day and year first above written.

                                    OMNICORDER TECHNOLOGIES, INC.

                                    By: /s/ Mark Fauci
                                       -----------------------------
                                       MARK FAUCI


                                       /s/ Kevin McQuade
                                       --------------------------------
                                       KEVIN McQUADE



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